                                                        Exhibit Index on Page 28



     As filed with the Securities and Exchange Commission on July 15, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  APRIL 20, 1998


Commission File Number:    000-22635


                              VORNADO REALTY L.P.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                       13-3925979
(State or other jurisdiction of incorporation)              (I.R.S. Employer
                                                          Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                        07663
    (Address of principal executive offices)                          (Zip Code)



                                 (201)587-1000
              (Registrant's telephone number, including area code)



                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A amends Vornado Realty L.P.'s Form 8-K's previously filed to include certain required financial statements and pro forma financial information.


ITEMS 1-4.        NOT APPLICABLE


ITEM 5. On April 20, 1998, Vornado Realty Trust ("Vornado") increased its interest from 5.6% to approximately 50% in 570 Lexington Avenue, a 49 story office building located in midtown Manhattan containing approximately 435,000 square feet. The purchase price for the acquisition of the additional interest was approximately $37.2 million, including $4.9 million in the assumption of existing debt. The transaction was financed with existing cash.

                  On June 2, 1998, Vornado entered into an agreement to acquire the leasehold interest in 888 Seventh Avenue, a 46 story office building containing approximately 847,000 square feet located in midtown Manhattan and simultaneously acquired 40 Fulton Street, a 29 story office building containing approximately 234,000 square feet located in downtown Manhattan. The aggregate consideration for both buildings is approximately $154.5 million, consisting of $109.5 million in cash and $45 million in the assumption of existing debt. The acquisition of 40 Fulton Street was financed with borrowings under the revolving credit facility. The acquisition of 888 Seventh Avenue is expected to be completed not later than the third quarter of 1999 in conjunction with other unrelated transactions to be effected by the seller, and is subject to customary closing conditions. The transaction is expected to be financed with borrowings under the revolving credit facility.

                  On June 15, 1998, Vornado entered into an agreement to acquire two Manhattan office buildings, 770 Broadway, which contains approximately 1,000,000 square feet and 314 West 40th Street which contains approximately 75,000 square feet. The aggregate consideration for both buildings is approximately $168 million. The acquisitions, which are subject to customary closing conditions, are expected to be completed in the third quarter of 1998. The acquisitions are expected to be financed with borrowings under the revolving credit facility. Interstate Properties ("Interstate"), a New Jersey general partnership and its respective partners, Steven Roth
                  (Chairman of the Board and Chief Executive Officer of Vornado), David Mendelbaum (a trustee of Vornado) and Russell
                  B. Wight, Jr. (a trustee of Vornado) own approximately two percent of one of the sellers of 770 Broadway and 324 West 40th Street.


                  These transactions were arrived at through arms-length negotiations and were, or will be consummated through subsidiaries of Vornado Realty L.P. (the "Operating Partnership"), a limited partnership of which Vornado owns a 91.2% limited partnership interest at May 31, 1998 and is the sole general partner.

ITEM 6.           NOT APPLICABLE

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)-(b)  There are filed herewith:

         (a) the historical Statements of Revenues and Certain Expenses for New York Equities Company and Subsidiary ("770 Broadway and 314 West 40th Street"), 888 7th Avenue and 570 Lexington Company, L.P. and

         (b) the Condensed Consolidated Pro Forma Balance Sheet of the Operating Partnership as of March 31, 1998 and the Condensed Consolidated Pro Forma Income Statement of the Operating Partnership for the three months ended March 31, 1998 and the year ended December 31, 1997 commencing on page 19, prepared to give Pro Forma effect to the acquisitions of 888 Seventh Avenue, 770 Broadway, 314 West 40th Street, the additional interest in 570 Lexington Avenue and the previously reported acquisitions and investments reflected in the Form 8/K-A filed with the Securities and Exchange Commission on April 9, 1998 for the acquisition of the Merchandise Mart Group of Properties, which also reflected those previously reported acquisitions (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza and 150 East 58th Street), and the financings attributable thereto.

                                                                                                  PAGE
                                                                                                REFERENCE
                                                                                                ---------
         New York Equities Company and Subsidiary

                  Report of Independent Certified Public Accountants...........................      6

                  Consolidated Statement of Revenues and Certain
                  Expenses for the Year Ended September 30, 1997 (audited).....................      7

                  Notes to Consolidated Statements of Revenues and Certain Expenses
                  for the Year Ended September 30, 1997 (audited)..............................      8

                  Consolidated Statements of Revenues and Certain Expenses for the Three
                  Months Ended March 31, 1998 and 1997 (unaudited).............................     10

888 7th Avenue

                  Independent Auditors' Report.................................................    11

                  Statements of Revenues and Certain Expenses for the
                  Year Ended December 31, 1997 (audited) and for the Three
                  Months Ended March 31, 1998 and 1997 (unaudited).............................    12


                  Notes to Statements of Revenues and Certain Expenses
                  for the Year Ended December 31, 1997 (audited) and for the
                  Three Months Ended March 31, 1998 and 1997 (unaudited).......................    13

570 Lexington Company, L.P.

                  Independent Auditors' Report.................................................    15

                  Statements of Revenues and Certain Expenses for the
                  Year Ended December 31, 1997 (audited) and for the Three
                  Months Ended March 31, 1998 and 1997 (unaudited).............................    16

                  Notes to Statements of Revenues and Certain Expenses
                  for the Year Ended December 31, 1997 (audited) and for the
                  Three Months Ended March 31, 1998 and 1997 (unaudited).......................    17

Pro Forma financial information:

                  Condensed Consolidated Pro Forma Balance Sheet at March 31, 1998.............    20

                  Condensed Consolidated Pro Forma Income Statement for the Three
                  Months Ended March 31, 1998..................................................    21

                  Condensed Combining Income Statement for the Three Months Ended
                  March 31, 1998...............................................................    22

                  Condensed Consolidated Pro Forma Income Statement for the Year
                  Ended December 31, 1997......................................................    23

                  Condensed Combining Income Statement for the Year Ended December 31, 1997....    24

                  Notes to Condensed Consolidated Pro Forma Financial Statements...............    25


                                     Page 4

EXHIBIT NO.              EXHIBIT
-----------              -------
23.1           Consent of Deloitte & Touche LLP
23.2           Consent of Deloitte & Touche LLP
23.3           Consent of Buchbinder Tunick & Company LLP


ITEMS 8-9.         NOT APPLICABLE.

                       BUCHBINDER TUNICK & COMPANY LLP


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To The Trustees
Vornado Realty Trust


          We have audited the consolidated statement of revenues and certain expenses of New York Equities Company and subsidiary (the "Partnership"), as described in Note 1, for the year ended September 30, 1997. This consolidated financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying consolidated statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Vornado Realty Trust), and is not intended to be a complete presentation of the Partnership's revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of New York Equities Company and subsidiary, as described in Note 1, for the year ended September 30, 1997, in conformity with generally accepted accounting principles.





                                      BUCHBINDER TUNICK & COMPANY LLP

New York, NY
June 22, 1998

                    NEW YORK EQUITIES COMPANY AND SUBSIDIARY
        CONSOLIDATED STATEMENT OF REVENUES AND CERTAIN EXPENSES (NOTE 1)
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997


Revenues:
  Rentals from real property                                         $14,910,393
  Escalation charges                                                   2,025,677
                                                                     -----------
          Total revenues                                              16,936,070
                                                                     -----------
Certain expenses:
  Real estate operating expenses                                       3,320,989
  Real estate taxes                                                    2,914,128
                                                                     -----------
          Total certain expenses                                       6,235,117
                                                                     -----------
Revenues in excess of certain expenses                               $10,700,953
                                                                     ===========


      See notes to consolidated statement of revenues and certain expenses.

                    NEW YORK EQUITIES COMPANY AND SUBSIDIARY
        NOTES TO CONSOLIDATED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                               SEPTEMBER 30, 1997


NOTE 1 - BASIS OF PRESENTATION

         New York Equities Company is a New York limited partnership which owns and operates two commercial office buildings in New York City (770 Broadway, which contains approximately 1 million square feet and 314 West 40th Street, which contains approximately 75,000 square feet).

         The consolidated statement of revenues and certain expenses includes the accounts of New York Equities Company and its wholly-owned subsidiary, NYE Realty, LLC. Material intercompany items and transactions have been eliminated. The Partnership and its subsidiary are hereinafter referred to as the "Partnership".

         The accompanying consolidated financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the consolidated financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Vornado Realty Trust in the proposed future operations of the Partnership. It is expected that the Partnership will be acquired by Vornado Realty Trust in July 1998. Items excluded consist of interest, depreciation, amortization, management fees and certain administrative costs.


NOTE 2 - USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    NEW YORK EQUITIES COMPANY AND SUBSIDIARY
  NOTES TO CONSOLIDATED STATEMENT OF REVENUES AND CERTAIN EXPENSES (CONTINUED)
                               SEPTEMBER 30, 1997


NOTE 3 - RENTAL PROPERTIES

         Future minimum rentals to be received by the Partnership pursuant to noncancellable operating leases are as follows:

                  Years Ending
                  September 30,                          Amount
                  -------------                          ------
                      1998                            $11,879,000
                      1999                             12,841,000
                      2000                             12,399,000
                      2001                             10,554,000
                      2002                             10,234,000

         At September 30, 1997, the Partnership recorded unbilled rent receivable aggregating $5,886,275, representing rent reported on the straight-line basis in excess of rental payments required under the initial term of the leases. The unbilled rent receivable will vary based upon the difference between the straight-line basis and the actual cash payments due under the leases. The minimum future rentals presented above include amounts applicable to the repayment of this unbilled rent receivable.

         A major tenant occupies premises leased from New York Equities Company under a lease expiring in 2005 with a cancellation date, at the tenant's discretion, of June 2000. In October 1996, the tenant subleased a majority of said premises, effective January 4, 1997, to NYE Realty, LLC. The tenant paid $3,000,000 to NYE Realty, LLC in exchange for the right to enter into the sublease agreement. This income is being amortized over the noncancellable term of the sublease. As of September 30, 1997, $2,357,000 was included in deferred rental income. However, the tenant remains primarily obligated to New York Equities Company for rentals under its lease.

                   NEW YORK EQUITIES COMPANY AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (unaudited)


                                                       1998              1997
                                                    ----------        ----------
Revenues:
  Rentals from real property                        $3,709,479        $3,428,599
  Escalation charges                                   611,926           534,070
                                                    ----------        ----------

          Total revenues                             4,321,405         3,962,669
                                                    ----------        ----------

Certain expenses:
  Real estate operating expenses                       754,740           860,579
  Real estate taxes                                    647,498           718,293
                                                    ----------        ----------

          Total certain expenses                     1,402,238         1,578,872
                                                    ----------        ----------

Revenues in excess of certain expenses              $2,919,167        $2,383,797
                                                    ==========        ==========

                            DELOITTE & TOUCHE LLP


                         INDEPENDENT AUDITORS' REPORT


To the Shareholders of
   Vornado Realty Trust:


We have audited the statement of revenues and certain expenses of 888 7th Avenue, as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Vornado Realty Trust) as described in Note 1 and is not intended to be a complete presentation of 888 7th Avenue's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of 888 7th Avenue as described in
Note 1 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

New York, New York
March 20, 1998

                                 888 7TH AVENUE
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES



                                                  YEAR                        THREE MONTHS ENDED
                                                  ENDED                            MARCH 31,
                                             DECEMBER 31, 1997             1997               1998
                                             -----------------         ---------------------------------

                                                                                  (UNAUDITED)

REVENUES:
     Rentals                                    $   18,175,531         $  3,999,385         $  5,271,375
     Tenant recoveries                               3,343,023              743,999              929,670
     Other Income                                    1,225,912              223,637              311,786
                                                --------------         ------------         ------------
       Total operating revenues                     22,744,466            4,967,021            6,512,831
                                                --------------         ------------         ------------

CERTAIN EXPENSES:
     Building operating expenses                    10,944,200            2,868,681            2,047,129
     Real Estate taxes                               3,929,900              969,600              940,658
     Ground lease expense                              375,000               93,750               93,750
     Other expense (income)                            572,296               32,744             (190,660)
                                                --------------         ------------         -------------
       Total certain expenses                       15,821,396            3,964,775            2,890,877
                                                --------------         ------------         ------------

     REVENUES IN EXCESS OF
       CERTAIN EXPENSES                         $    6,923,070         $  1,002,246         $  3,621,954
                                                ==============         ============         ============




See notes to statements of revenues and certain expenses

                                 888 7TH AVENUE
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


 1.   ORGANIZATION AND BASIS OF PRESENTATION

          888 7th Avenue (the "Property") is a 46-story office building located on Seventh Avenue at 56th Street in New York City. The Property has aggregate net rentable area of approximately 843,000 square feet (approximately 95% leased as of March 31, 1998). The accounting records for the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses include information related to the operations of 888 7th Avenue as recorded by the office building's current owner.

          The accompanying historical financial information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the property.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          The statements of revenues and certain expenses for the three month periods ended March 30, 1997 and 1998 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results of such interim periods are not necessarily indicative of the results for an entire year.

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          REVENUE RECOGNITION - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

 3.   OPERATING LEASES

     The Property leases office space to various tenants with lease terms expiring in various years. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1997:


     YEAR ENDING
     DECEMBER 31,
     ------------
     1998                           $    19,619,000
     1999                                18,124,000
     2000                                17,594,000
     2001                                16,704,000
     2002                                16,353,000
     Thereafter                         114,861,000

4.   GROUND LEASE

     The office building is located on land subject to a ground lease which expires in 2066. The annual rent is $375,000, plus real estate taxes and other expenses. Commencing in June 1998, and continuing for a period of five years, rent will increase by the difference between $375,000 and an amount equal to 6% of the value of the land at May 29, 1998. The ground lease provides that payment of this rent increase will be deferred and paid in equal monthly installments over a five year period commencing in June 2003. To date the valuation of the land required to determine rent expense for the period commencing June 1998 has not been obtained.

     Commencing in June 2003 and continuing for a period of twenty-three years, ground rent shall be further increased by the difference between $400,000 and an amount equal to 6% of the value of the land at May 29, 1998. Additionally, the deferred rents referred to above will become payable in equal monthly installments over a five year period. The ground lease provides for further increases in rent during 2028 and 2048 based upon increases in the value of the land.


                                     *******

                            DELOITTE & TOUCHE LLP


                         INDEPENDENT AUDITORS' REPORT


To the Shareholders of
Vornado Realty Trust:

We have audited the statement of revenues and certain expenses of 570
Lexington Company, L.P., as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of Vornado Realty Trust's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Vornado Realty Trust) as described in Note 1 and is not intended to be a complete presentation of 570 Lexington Company, L.P.'s revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of 570 Lexington Company, L.P. as described in Note 1 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





Deloitte and Touche LLP



New York, New York
February 14, 1998

570 LEXINGTON COMPANY, L.P.
(A NEW YORK LIMITED PARTNERSHIP)


STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 1997
AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998


                                         YEAR                 THREE MONTHS ENDED
                                         ENDED                      MARCH 31,
                                    DECEMBER 31, 1997      1997                1998
                                    -----------------      ----                ----
                                                                 (UNAUDITED)

Revenues:
    Property rentals                   $ 5,977,169       $ 1,064,515        $ 2,032,058
    Expense reimbursements                 322,244            51,710            130,265
    Interest income                         10,693             3,187              3,309
                                       -----------       -----------        -----------

       Total operating  revenues         6,310,106         1,119,412          2,165,632
                                       -----------       -----------        -----------

Certain Operating Expenses:
    Real estate taxes                    1,872,430           468,796            458,521
    Repairs and maintenance                454,204            90,127            223,234
    Utilities                              950,153           288,867            313,457
    Insurance                              103,619            26,532             25,595
    Management and leasing                 174,691            38,822             40,317
    Payroll                                231,671            57,981             31,146
    General and administrative             716,690           144,285            166,372
    Other                                  902,137           257,134            279,555
                                       -----------       -----------        -----------

       Total certain expenses            5,405,595         1,372,544          1,538,197
                                       -----------       -----------        -----------

REVENUES IN EXCESS OF
    CERTAIN EXPENSES (CERTAIN
    EXPENSES IN EXCESS OF REVENUES)    $   904,511       $  (253,132)       $   627,435
                                       ===========       ===========        ===========




See Notes to Statements of Revenue and Certain Expenses

570 LEXINGTON COMPANY, L.P.
(A NEW YORK LIMITED PARTNERSHIP)

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


1.    ORGANIZATION AND BASIS OF PRESENTATION

      570 Lexington Avenue (the "Property") is a 49-story office building located on 50th Street and Lexington Avenue in New York City. The Property has aggregate net rentable area of approximately 433,686 square feet (approximately 71% leased as of March 31, 1998). The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses includes information related to the operations of 570 Lexington Avenue as recorded by the office building's previous owner.

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The statements of revenues and certain expenses for the three month periods ended March 31, 1997 and 1998 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease terms. Escalation rents based upon payments for real estate taxes, insurance, utilities, and maintenance by tenants are estimated and accrued.

3.    OPERATING LEASES

      The Property leases office space to various tenants with lease terms expiring in various years. The following is a schedule, by year, of the approximate minimum future rentals required under these operating leases as of December 31, 1997:


YEAR ENDING
DECEMBER 31,                              AMOUNT
1998                                    $ 6,758,000
1999                                      8,368,000
2000                                      8,369,000
2001                                      8,253,000
2002                                      7,808,000
Thereafter                               50,933,000
                                        -----------

Total                                   $90,489,000
                                        ===========




                                     ******

PRO FORMA FINANCIAL INFORMATION:

         The unaudited condensed consolidated pro forma financial information attached presents: (A) the Condensed Consolidated Pro Forma Income Statements of Vornado Realty L.P. (the "Operating Partnership") for the year ended December 31, 1997 and for the three months ended March 31, 1998, as if the following had occurred on January 1, 1997 (i) the acquisitions of 888 Seventh Avenue, 770 Broadway, 314 West 40th Street, the additional interest in 570 Lexington Avenue with the financings attributable thereto, (ii) the previously completed acquisitions and investments reflected in the Form 8-K/A filed with the Securities and Exchange Commission on April 9, 1998 for the acquisition of the Merchandise Mart Group of Properties, which also reflected those previously reported acquisitions (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza and 150 East 58th Street) and the financings attributable thereto and (iii) the sale of 10 million common shares on April 15, 1998, the sale of approximately 1.1 million common shares to a unit investment trust on April 29, 1998 and the use of proceeds therefrom and (B) the Condensed Consolidated Pro Forma Balance Sheet of the Operating Partnership as of March 31, 1998, as if the above acquisitions had occurred on March 31, 1998.

         The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period.

         The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 1997, the Consolidated Financial Statements and notes thereto included in the Operating Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and the Statement of Revenues and Certain Expenses of 888 7th Avenue, 570 Lexington Company, L.P. and New York Equities Company and Subsidiary, included herein. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                       HISTORICAL
                                             -----------------------------
                                                               PREVIOUSLY         OPERATING
                                              OPERATING         REPORTED         PARTNERSHIP        PRO FORMA              TOTAL
                                             PARTNERSHIP      ACQUISITIONS        PRO FORMA        ADJUSTMENTS           PRO FORMA
                                             -----------      ------------      ------------       -----------          -----------
ASSETS:
      Real estate, net                       $ 1,942,728         $ 600,000       $ 2,542,728        $   100,000   (A)    $ 2,810,728
                                                                                                        168,000   (B)
      Cash and cash equivalents                  299,761         (187,000)           112,761           (31,000)   (C)         70,761
                                                                                                         44,000   (D)
                                                                                                       (55,000)   (A)
      Investment in partially-owned
         entities, including investment in
         and advances to Alexander's             487,555            30,000           517,555             31,000   (C)        548,555

      Mortgage loans receivable                   91,163                              91,163                                  91,163
      Receivable arising from straight-
         lining of rents                          27,776                              27,776                                  27,776
      Other assets                               116,206                             116,206                                 116,206
                                             -----------      ------------      -----------        -----------          -----------
                                             $ 2,965,189         $ 443,000       $ 3,408,189        $   257,000          $ 3,665,189
                                             ===========      ============       ===========        ===========          ===========
LIABILITIES:
      Notes and mortgages payable            $   729,132         $ 327,000       $ 1,056,132        $    45,000   (A)    $ 1,101,132
      Revolving credit facility                  656,000                             656,000            168,000   (B)        423,000
                                                                                                      (401,000)   (E)
      Deferred leasing fee income                 10,026                              10,026                                  10,026
      Officer's deferred compensation
         payable                                  25,000                              25,000                                  25,000
      Other liabilities                           52,052                              52,052                                  52,052
                                             -----------      ------------      -----------        -----------          -----------
                                               1,472,210           327,000         1,799,210          (188,000)            1,611,210
                                             -----------      ------------      -----------        -----------          -----------
PARTNERS' CAPITAL:                             1,492,979           116,000         1,608,979            401,000   (E)      2,053,979
                                                                                                         44,000   (D)
                                             -----------      ------------      -----------        -----------          -----------
                                             $ 2,965,189         $ 443,000       $ 3,408,189        $   257,000          $ 3,665,189
                                             ===========      ============       ===========        ===========          ===========




               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE QUARTER ENDED MARCH 31, 1998
                                  (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                                                          HISTORICAL -
                                              HISTORICAL     PREVIOUSLY     OPERATING       CURRENT
                                               OPERATING      REPORTED     PARTNERSHIP    ACQUISITIONS    PRO FORMA       TOTAL
                                              PARTNERSHIP   ACQUISITIONS    PRO FORMA       COMBINED     ADJUSTMENTS    PRO FORMA
                                                -------     ------------    ---------       --------     -----------    ---------
REVENUES:
       Property rentals                       $  72,365       $ 33,140     $ 105,505       $ 8,980        $1,429 (I)    $ 115,914
       Expense reimbursements                    15,696            857        16,553         1,479                         18,032
       Other income                               2,150          1,355         3,505           375                          3,880
                                                -------     ------------    ---------       --------     -------        ---------
                                                 90,211         35,352       125,563        10,834         1,429          137,826
                                                -------     ------------    ---------       --------     -------        ---------
EXPENSES:
       Operating                                 34,153         18,273        52,426         4,293                         56,719
       Depreciation and amortization             10,366          4,652        15,018             -         1,413 (F)       16,431
       General and administrative                 4,947              -         4,947             -                          4,947
       Amortization of officer's deferred
          compensation expense                        -              -             -             -                              -
                                                -------     ------------    ---------       --------     -------        ---------
                                                 49,466         22,925        72,391         4,293         1,413           78,097
                                                -------     ------------    ---------       --------     -------        ---------
Operating income                                 40,745         12,427        53,172         6,541            16           59,729
       Income applicable to Alexander's           1,656              -         1,656             -                          1,656
       Income from partially owned entities       3,920            919         4,839         (445)                          4,394
       Interest and other investment income       7,566              -         7,566             -         (515) (G)        7,051
       Interest and debt expense               (19,823)        (6,260)      (26,083)             -         2,886 (H)      (23,197)
                                                -------     ------------    ---------       --------     -------        ---------
Net income                                      34,064          7,086        41,150          6,096         2,387           49,633
Preferential allocations                        (2,577)        (1,012)       (3,589)             -         (785) (J)       (2,110)
                                                                                                            518  (P)
                                                                                                          1,746  (Q)
Preferred stock dividends                       (5,423)              -       (5,423)             -                         (5,423)
                                                -------     ------------    ---------       --------     -------        ---------
Net income applicable to
   Class A units                             $  26,064       $  6,074     $  32,138       $ 6,096        $3,866        $  42,100
                                              =========       ========     =========       =======        ======        =========

Net income Per Class A unit - basic (based
  on 72,165 units and 87,982 units)          $    0.36                                                                 $    0.48
                                              =========                                                                 =========
Net income Per Class A unit - diluted (based
  on 74,353 units and 90,170 units)          $    0.35                                                                 $    0.47
                                              =========                                                                 =========

                      CONDENSED COMBINING INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                       HISTORICAL
                                                      ---------------------------------------------------------------------------
                                                                           NEW YORK                570                 CURRENT
                                                       888 7TH         EQUITIES COMPANY         LEXINGTON            ACQUISITIONS
                                                       AVENUE           AND SUBSIDIARY         COMPANY, L.P.           COMBINED

REVENUES:
      Property rentals                                $  5,271             $  3,709                                  $  8,980
      Expense reimbursements                               930                  549                                     1,479
      Other income                                         312                   63                                       375
                                                      --------             --------             --------             --------
                                                         6,513                4,321                                    10,834
EXPENSES:
      Operating                                          2,891                1,402                                     4,293
      Depreciation and amortization                                                                                        --
      General and administrative                                                                                           --
      Amortization of officer's deferred                                                                                   --
         compensation expense                                                                                              --
                                                      --------             --------             --------             --------
                                                         2,891                1,402                                     4,293
                                                      --------             --------             --------             --------
Operating income                                         3,622                2,919                                     6,541
      Income applicable to Alexander's                                                                                     --
      Income from partially owned entities                                                      $   (445)                (445)
      Interest and other investment income                                                                                 --
      Interest and debt expense                                                                                            --
                                                      --------             --------             --------             --------
Net income (loss)                                        3,622                2,919                 (445)               6,096
Preferential allocations
Preferred stock dividends                                                                                                  --
                                                      --------             --------             --------             --------
Net income (loss) applicable to
   Class A units                                      $  3,622             $  2,919             $   (445)            $  6,096
                                                      ========             ========             ========             ========

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                                    HISTORICAL -
                                                PRO FORMA             CURRENT
                                                  FILED             ACQUISITIONS            PRO FORMA           TOTAL
                                              APRIL 9, 1998           COMBINED             ADJUSTMENTS        PRO FORMA
                                               ----------           ----------            ------------       ----------
REVENUES:
        Property rentals                       $  411,876           $   33,085            $  4,175 (N)       $  449,136
        Expense reimbursements                     68,274                5,369                                   73,643
        Other income                               16,321                1,226                                   17,547
                                               ----------           ----------            --------           ----------
                                                  496,471               39,680               4,175              540,326
                                               ----------           ----------            --------           ----------
EXPENSES:
        Operating                                 210,989               22,056                                  233,045
        Depreciation and amortization              61,078                    -               5,650 (K)           66,728
        General and administrative                 17,606                    -                                   17,606
        Amortization of officer's deferred                                   -
           compensation expense                    22,917                    -                                   22,917
                                               ----------           ----------            --------           ----------
                                                  312,590               22,056               5,650              340,296
                                               ----------           ----------            --------           ----------
Operating income (loss)                           183,881               17,624              (1,475)             200,030
        Income applicable to Alexander's            7,873                    -                                    7,873
        Income from partially owned entities       13,126              (1,794)                                   11,332
        Interest and other investment  income      22,079                    -              (2,142) (L)          19,937
        Interest and debt expense               (112,400)                    -               11,545 (M)        (100,855)
                                               ----------           ----------             --------          ----------
Net income                                        114,559               15,830               7,928              138,317
Preferential allocations                         (14,418)                    -              (1,885) (O)         (16,303)
Preferred stock dividends                        (20,686)                    -                                  (20,686)
                                               ----------           ----------            --------           ----------
Net income applicable to
   Class A units                               $   79,455           $   15,830            $  6,043           $  101,328
                                               ==========           ==========            ========           ==========

Net income per Class A unit - basic (based
  on 80,874 units and 92,016 units)            $     0.98                                                    $     1.10
                                               ==========                                                    ==========
Net income per Class A unit - diluted (based
  on 82,993 units and 94,204 units)            $     0.96                                                    $     1.08
                                               ==========                                                    ==========


                      CONDENSED COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                                                         HISTORICAL
                                                      ------------------------------------------------------------------------------
                                                                               NEW YORK                570                CURRENT
                                                      888 7TH               EQUITIES COMPANY        LEXINGTON           ACQUISITIONS
                                                      AVENUE                AND SUBSIDIARY        COMPANY, L.P.           COMBINED
                                                      -------               ----------------        ---------           ------------
REVENUES:
      Property rentals                                $18,175                  $14,910                                    $ 33,085
      Expense reimbursements                            3,343                    2,026                                       5,369
      Other income                                      1,226                        -                                       1,226
                                                      -------                  -------               --------             --------
                                                       22,744                   16,936                                      39,680
EXPENSES:
      Operating                                        15,821                    6,235                                      22,056
      Depreciation and amortization                                                                                              -
      General and administrative                                                                                                 -
      Amortization of officer's deferred                                                                                         -
         compensation expense                                                                                                    -
                                                      -------                  -------               --------             --------
                                                       15,821                    6,235                                      22,056
                                                      -------                  -------               --------             --------
Operating income                                        6,923                   10,701                                      17,624
      Income applicable to Alexander's                                                                                           -
      Income from partially owned entities                                                           $ (1,794)             (1,794)
      Interest and other investment income                                                                                       -
      Interest and debt expense                                                                                                  -
                                                      -------                  -------               --------             --------
Net income (loss)                                       6,923                   10,701                 (1,794)              15,830
Preferential allocations
Preferred stock dividends                                                                                                        -
                                                      -------                  -------               --------             --------
Net income (loss) applicable to
   Class A units                                      $ 6,923                  $10,701               $ (1,794)            $ 15,830
                                                      =======                  =======               ========             ========

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

Basis of Pro Forma:

     The Condensed Consolidated Pro Forma Income Statement for the year ended December 31, 1997 is based on the Related Pro Forma Income Statement filed as part of the Form 8-K/A filed with the Securities and Exchange Commission on April 9, 1998 in connection with the acquisition of the Merchandise Mart Group of Properties. The Condensed Consolidated Pro Forma Income Statement for the quarter ended March 31, 1998 is based on historical data as reported in the Operating Partnership's Form 10-Q.

     The unaudited Condensed Consolidated Pro Forma Financial Statements were prepared to give Pro Forma effect to the proposed acquisition of 888 Seventh Avenue and the completed acquisitions of 770 Broadway, 314 West 40th Street and the additional interest in 570 Lexington Avenue, the previously reported acquisitions and investments (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza, 150 East 58th Street and the Merchandise Mart Group of Properties) are included in "Historical Operating Partnership" from their respective dates of acquisition. The column headed "Previously Reported Acquisitions" includes the results of operations of those entities for the period of time during 1998 prior to their acquisition. The Pro Forma data for certain previously completed acquisitions, which were disclosed in Form 8-K's previously filed with the Securities and Exchange Commission has been updated to (i) include information through March 31, 1998 and (ii) reflect pro forma adjustments to revenues for straight-line rents for the period, depreciation adjustments based upon the new basis of the acquired assets, interest expense on debt used to fund the acquisition and additional minority interest.

     Acquisitions were consummated through subsidiaries or preferred stock affiliates of Vornado Realty Trust and were recorded under the purchase method of accounting. Net assets have been included in these financial statements since their respective dates of acquisition. The respective purchase costs were allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the initial valuations are subject to change as such information is finalized. The Operating Partnership believes that any such change will not be significant since the allocations were principally to real estate.


The following adjustments were required to give pro forma effect to the transactions being reported:

Pro Forma March 31, 1998 Balance Sheet:

(A) Reflects the acquisition of 888 Seventh Avenue for approximately $100 million, consisting of $55 million in cash and the assumption of $45 million in existing debt.

(B) Reflects the acquisitions of 770 Broadway and 314 West 40th Street with borrowings under the revolving credit facility for approximately $168 million.

(C) Reflects an increased interest in 570 Lexington Avenue to approximately 50% for $31 million.

(D) Net proceeds received from the sale of approximately 1.1 million common shares to a unit investment trust on April 29, 1998.

(E) To record the net proceeds from the 10 million common share offering on April 15, 1998 used to repay indebtedness under the revolving credit facility.

                (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


Pro Forma March 31, 1998 Income Statement:

     (F) To record three months of depreciation expense related to 770 Broadway, 314 West 40th Street and 888 Seventh Avenue over the assets' expected useful life.

     (G) To reduce historical interest income for existing cash used for acquisitions.

     (H) To reduce interest expense resulting from the use of proceeds on the 10 million share offering to repay a portion of the outstanding balance under the revolving credit facility, offset by borrowings under the line used to fund the cash portion of certain acquisitions.

     (I) To adjust rentals arising from the straight-lining of tenant leases that contain escalations over the lease term.

     (J) To record preferential allocations in income from acquisitions.

     (P) To reflect Class A units issued in the Merchandise Mart Group of Properties transaction. The calculation of net income per Class A unit - basic and diluted has been adjusted to reflect these units.

     (Q) To record (i) the decrease in preferred unit distributions resulting from the conversion of Class C units to Class A units, based upon proforma results and (ii) reflect the balance as a component of net income applicable to Class A units. The calculation of net income per Class A unit - basic and diluted has been adjusted to reflect these units.

Pro Forma December 31, 1997 Income Statement:

     (K) To record depreciation expense related to 770 Broadway, 314 West 40th Street and 888 Seventh Avenue for the year ended December 31, 1997 over the assets' expected useful life.

     (L) To reduce historical interest income for existing cash used for acquisitions.

     (M) To reduce interest expense resulting from the use of proceeds on the 10 million share offering to repay a portion of the outstanding balance under the revolving credit facility, offset by borrowings under the line used to fund the cash portion of certain acquisitions.

     (N) To adjust rentals arising from the straight-lining of tenant leases that contain escalations over the lease term.

     (O) To record preferential allocations in income from acquisitions.

                              VORNADO REALTY L.P.


                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  VORNADO REALTY L.P.
                                                      (Registrant)



Date: July 13, 1998                                  /s/ Irwin Goldberg
                                                  --------------------------
                                                       IRWIN GOLDBERG
                                                       Vice President,
                                                   Chief Financial Officer

                                INDEX TO EXHIBITS

                                                                        PAGE
EXHIBIT NO.              EXHIBIT                                      REFERENCE
-----------              -------                                      ---------
  23.1     Consent of Deloitte & Touche LLP............................  29
  23.2     Consent of Deloitte & Touche LLP ...........................  30
  23.3     Consent of Buchbinder Tunick & Company LLP..................  31